UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2009 (April 14, 2009)
Fifth Street Finance Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-33901	26-1219283
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)
White Plains Plaza
445 Hamilton Avenue, Suite 1206
White Plains, NY 10601
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (914) 286-6800
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 14, 2009, at a meeting of the Board of Directors (the “Board”) of Fifth Street Finance Corp., (the “Company”), the Board appointed Marc A. Goodman as the Company’s Chief Investment Officer. In addition, the Board appointed Bernard D. Berman as the Company’s Chief Compliance Officer, in place of William H. Craig, who retained his position as Chief Financial Officer of the Company.
     Mr. Goodman is 51 years old and serves as a senior partner of the Company’s investment adviser, Fifth Street Management LLC (“Fifth Street Management”), and co-head of the Investment Committee of Fifth Street Management. Mr. Goodman has over 18 years of experience advising on, restructuring, and negotiating investments. Mr. Goodman is responsible for all portfolio management. Prior to joining Fifth Street Capital LLC, an affiliate of Fifth Street Management, in 2004, from 2003 to 2004, Mr. Goodman was a partner of Triax Capital Advisors, a consulting firm that provides management and financial advisory services to distressed companies. Mr. Goodman also served as the president of Cross River Consulting, Inc. from June 1998 to January 2005. Previously, he was with the law firm of Kramer, Levin, Naftalis & Frankel LLP and the law firm of Otterbourg, Steindler, Houston & Rosen, P.C. Mr. Goodman graduated from Cardozo Law School, and has a B.A. in Economics from New York University.
     Mr. Berman is 38 years old and is the Company’s executive vice president and secretary. Mr. Berman is also a partner of Fifth Street Management and a partner of Fifth Street Capital LLC. Mr. Berman joined Fifth Street Capital LLC in 2004. He is responsible for the structuring of all investments, overseeing legal issues, and firm-wide risk management. Mr. Berman has thirteen years of legal experience, including structuring and negotiating a variety of investment transactions. Prior to joining Fifth Street Capital LLC, he was a corporate attorney with the law firm Riemer & Braunstein LLP from 2000 - 2004. Mr. Berman graduated from Boston College Law School (cum laude). He received a B.S. in Finance from Lehigh University (with high honors).
     Other than the standard compensation arrangements, there are no arrangements or understandings between Mr. Goodman or Mr. Bernard and any other persons pursuant to which Messrs. Goodman and Bernard were appointed officers of the Company. Other than as a result of their respective positions at Fifth Street Management, described above, neither Mr. Goodman nor Mr. Bernard is a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2009	FIFTH STREET FINANCE CORP.
	By:	/s/ William H. Craig
		Name:	William H. Craig
		Title:	Chief Financial Officer